UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2006

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

          On March 24, 2006, Spartan Stores, Inc. (the "Company"), through its wholly-owned subsidiaries Family Fare, LLC and Prevo's Family Markets, Inc. (the "Spartan Subsidiaries") entered into an amendment to the previously disclosed Asset Purchase Agreement dated December 17, 2005 (the "Purchase Agreement") by and among the Spartan Subsidiaries, D&W Food Centers, Inc., and D&W Associate Resources, LLC (together, "D&W"). The amendment to the Purchase Agreement adjusted the price for the purchased D&W assets from $45 million to $42.862 million, plus the value of acquired inventory. In consideration for the price reduction, the Spartan Subsidiaries waived certain possible claims and closing conditions under the Purchase Agreement. In addition, the amendment made certain other changes to the Purchase Agreement in anticipation of the closing of the transaction.

          The foregoing description of the amendment to the Purchase Agreement does not purport to be complete and is qualified in its entirety by the amendment itself, which is incorporated here by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

          The information set forth under Item 1.01 of this Current Report is incorporated into this Item 2.01 by reference.

          As previously announced, on March 27, 2006, the Company, through the Spartan Subsidiaries, completed the previously disclosed acquisition of certain operating assets of D&W. The closing was effected pursuant to the terms of the Purchase Agreement as amended.

          The Company acquired the operating assets associated with D&W's 20 retail stores and its central commissary. The purchased assets included leasehold improvements, fixtures, tangible personal property, equipment, D&W trademarks, trade names, intangible property, and a limited amount of inventory. The Company paid a total purchase price of $42,862,000 for the purchased assets, plus $5,059,678 for the acquired inventory. The Company assumed D&W's lease obligations for the 20 stores and the central commissary and specified contracts. The Company continues to operate 16 of the former D&W stores and the commissary. The funds used for the transaction were drawn under the Company's existing bank credit facilities.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Financial statements of businesses acquired

The financial statements required by this Item with respect to the acquisition described in Item 2.01 of this report will be filed not more than 71 days after the date on which this Current Report on Form 8-K was filed.

	(b)	Pro forma financial information

The pro forma financial information required by this Item with respect to the acquisition described in Item 2.01 of this report will be filed not more than 71 days after the date on which this Current Report on Form 8-K was filed.

	(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

	2.1	First Amendment to Asset Purchase Agreement, dated March 24, 2006.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 30, 2006	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

2.1	First Amendment to Asset Purchase Agreement dated March 24, 2006.